EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement") is entered into as of the date below first written by and between AMERICAN SAFETY INSURANCE SERVICES, INC., a Georgia corporation (the "Company") and William Tepe, a resident of the State of Georgia (the "Employee").

W I T N E S S E T H:

Whereas, the Company desires to retain the services of the Employee and the Employee desires to provide his services as Chief Financial Officer of the Company according to the provisions set forth hereinbelow;

Whereas, the Company and the Employee agree that their mutual best interests can be best served by entering into this Agreement;

Now, Therefore, in consideration of these premises and the mutual agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1)         EMPLOYMENT. The Company hereby employs the Employee as its Chief Financial Officer and the Employee hereby accepts such employment under and subject to the terms and conditions of this Agreement. The Employee represents and warrants that he has the right, power and authority to enter into this Agreement and that he is under no prohibition regarding his performance hereunder. The Company represents and warrants that it has the right, power and authority to enter into this Agreement.

2)	Duties.

a)           The Employee shall competently and diligently manage the daily operations and perform the normal duties and responsibilities of the Chief Financial Officer of the Company which is engaged in providing insurance management, insurance and reinsurance underwriting services, loss control services, marketing to clients, and such other related duties and responsibilities consistent with the foregoing as may be reasonably assigned to him from time to time by the President of the Company (the “President”).

b)            The Employee shall timely report to the President as may be reasonably requested of the Employee.

c)            The Employee shall devote his full time, skills and best efforts to the performance of his duties hereunder, to the exclusion of all other employment activities, except as otherwise provided in this Agreement; provided, however, that the Employee may manage his own passive investments so long as such management does not interfere materially with the performance of his duties hereunder.

d)           The Employee shall generally perform his duties from the offices of the Company, which are currently located in the metropolitan area of Atlanta, Georgia.

e)           During the term of this Agreement, the Employee acknowledges that he may also serve as Chief Financial Officer of the Company’s corporate parent(s), American Safety Holdings Corp. (“AS Holdings”) and American Safety Insurance Holdings, Ltd. (“ASIH”), or subsidiaries as the parties may mutually agree. The Employee shall receive no additional cash or equity compensation for acting in such other capacities.

f)            The Company shall indemnify and hold harmless the Employee from and against all claims, suits, judgments and damages (“Losses”) asserted or claimed by affiliated or unaffiliated third persons or entities, arising out of the Employee's good faith efforts to implement the policies and procedures of the Company (and any other companies or corporate affiliates pursuant to Paragraph 2(e) hereof). Notwithstanding the foregoing, however, the Company shall have no such obligation to indemnify the Employee for any Losses which arise as a result of any action or failure to act by the Employee through his gross negligence, willful misconduct or breach of duty of loyalty in connection with performance of his duties under this Agreement. The Employee shall not be held responsible or liable to the Company (and any other companies or corporate affiliates pursuant to Paragraph 2(e) hereof) for any losses or errors or omissions arising out of the performance of his duties in accordance with the policies and procedures of the Company (and any other companies or corporate affiliates pursuant to Paragraph 2(e) hereof) as communicated to the Employee from time to time in writing, except as a result of any action or failure to act by the Employee through his gross negligence, willful misconduct or breach of duty of loyalty in connection with the performance of his duties under this Agreement.

3)	Compensation.

a)           In consideration of the services rendered by the Employee under this Agreement, the Company shall pay the Employee an initial salary of $300,000, which salary shall be paid in equal installments in arrears on a twice-monthly basis. The Employee will be eligible for a merit increase at each annual performance evaluation, beginning at April 1, 2007.

b)           The Employee shall be entitled to a car allowance of $700 per month.

c)           The Employee shall be entitled to receive a bonus annually, as follows:

i)            The bonus shall be a fixed amount of $100,000 for 2005, which will be paid by March 15, 2006. Thereafter;

ii)           The bonus shall be in such amount, up to 75% of the employee’s annual salary, as may be determined under the Company Bonus Plan established each year by the Board of Directors of the Company;

iii)         The bonus, as calculated hereinabove, will be calculated on the results of ASIH and its subsidiaries on a group basis for each fiscal year ended December 31 in accordance with the formula or other criteria determined annually by the Board of Directors of the Company and will be paid by March 15 following the fiscal year to which the bonus applies; and

iv)          Except as specifically provided in Section 6 below, no bonus shall be paid to the Employee following termination of this Agreement.

4)           OTHER BENEFITS. The Employee shall be entitled to the following fringe benefits and any other such benefits which may be approved by the Board of Directors from time to time during the term of this Agreement:

a)           Insurance Benefits. Employee shall be entitled to participate in such major medical health insurance, accident and long term disability insurance, and life insurance programs as the Company may from time to time make available to its senior executive employees. In addition, the Company may purchase and maintain during the term of this Agreement at least a $1,000,000 key-man life insurance policy on the Employee for the benefit of the Company. The Employee agrees to submit to medical examinations for such insurance and supply such information as may be required in connection therewith.

b)           Stock Option Programs. The Employee will receive an initial grant of 25,000 stock options issued and priced on the initial date of employment with the Company. Those options will be issued as part of the option grant approved by the Board of Directors at the June 2003 Board of Directors Meeting, which carry a five year cliff vesting provision. Thereafter, the Employee shall be eligible to participate in all stock option plans, which the

Company may from time to time make available to the employees of the Company. The Employee shall also make recommendations to the Board of Directors regarding the grant of stock options to other employees of the Company. All option grants will each vest over a period of years to be determined, consistent with the terms of the ASI stock option plan.

c)           Vacation. The Employee shall be entitled to four (4) weeks of vacation during each fiscal year period of employment hereunder. The Employee agrees that he shall schedule such vacation time so as not to materially impair the performance of the Employee's duties hereunder. During the term hereof, up to a maximum of forty (40) hours of unused vacation time to which Employee shall become entitled in any given fiscal year may be carried-over to the immediately next succeeding fiscal year, and such carried-over vacation time may be used within such immediately next succeeding fiscal year. If such carried-over vacation time is not used within such immediately next succeeding fiscal year, such unused vacation time shall not accrue for use in any subsequent period. Subject to the foregoing sentence, payment shall be made for accrued and unused vacation time through the date of termination of this Agreement.

d)           Business Expenses. The Company shall reimburse the Employee within ten (10) days of submission of expense statements for all reasonable and necessary business expenses incurred by the Employee in connection with the performance of his duties hereunder and the business affairs of the Company (and any other companies or corporate affiliates pursuant to Paragraph 2(e) hereof). The Employee will present such expense reports in compliance with the procedures established by the Company from time to time.

e)           Retirement Plan. The Employee shall be able to participate in (i) the Company’s 401(k) profit sharing plan or other retirement plan in accordance with the terms of any such plan; and (ii) other fringe benefit plans available to employees of the Company.

5)           TERM. The term of employment under this Agreement shall commence November 14, 2005 and shall continue through December 31, 2007, unless sooner terminated as provided in this Agreement.

6)	Termination

a)                           For Cause. This Agreement may be terminated by either party “for cause” upon written notice to the other party specifying in detail the grounds for such termination. In the event of the termination of this Agreement by the Company for cause, the Employee shall be entitled to receive up to two (2) months salary that would otherwise have been due and payable following the date of termination and during the term of this Agreement, in equal installments in arrears on a twice-monthly basis. For purposes hereof, the term “for cause” shall mean:

i)            Commission of an act involving fraud, dishonesty, bad faith, embezzlement, theft or a crime in respect of the Employee’s employment, or an act of moral turpitude;

ii)           Failure of the Employee to perform his duties required under this Agreement or breach of trust or loyalty or gross negligence in the performance of the Employee’s employment;

iii)         Neglect or refusal of the Employee to perform duties assigned or delegated to the Employee by the Board of Directors which are legal and not improper; or

iv)          Failure of the Company to perform its material obligations under this Agreement. Except as specifically provided in this subsection (a), all obligations of the Company hereunder shall cease immediately upon termination of this Agreement pursuant to this subsection (a).

b)           Without Cause. This Agreement may be terminated without cause by the Company upon sixty (60) days prior written notice to the Employee. In the event of the termination of this Agreement by the Company without cause, the Employee shall be entitled to receive as liquidated damages, twelve (12) months salary in equal installments in arrears on a twice-monthly basis and the bonus, if any, accrued to the end of the fiscal year in which the termination occurs, which bonus shall be payable to the Employee pursuant to Paragraph 3(c). In addition, the Company agrees to extend the exercise period on all of the Employee’s stock option grants which are vested at the date of termination, for a period of twelve (12) months beyond the termination date. Moreover, the Company agrees to continue Employee’s participation in its major medical health insurance for a period of six (6) months beyond the termination date, to the extent permitted under the terms of the policy then in effect and covering Employee on the termination date. If such major medical health insurance policy does not permit continued coverage of Employee during such period of six (6) months, the Company agrees to pay Employee’s premiums for COBRA coverage during such period of six (6) months. Except as specifically provided in this subsection (b), all obligations of the Company hereunder shall cease immediately upon termination of this Agreement pursuant to this subsection (b).

c)           Effective Date. For purposes of this Article 6, termination shall be deemed to have occurred upon receipt of such notice or the expiration of the applicable notice period, as the case may be. Termination of this Agreement shall not relieve or release the parties from their respective obligations hereunder through such date except as otherwise specifically provided in this Agreement.

d)           Death. In the event of the death of the Employee, his employment by the Company shall be deemed terminated at the end of the calendar month in which his death occurs, and all subsequent compensation and other benefits under this Agreement shall cease, except as otherwise specifically provided in this Agreement to the contrary. In such event, the salary and bonus, if any, accrued to the date of termination shall be paid to Employee’s estate. Nothing herein shall restrict the Employee's estate or heirs from any benefits under applicable law.

e)           Disability. In the event of the disability of the Employee for a period in excess of 120 days, such that the Employee is unable to substantially perform his services hereunder, his employment by the Company shall be deemed to terminate at the end of the calendar month which includes the last day of said period, and all subsequent compensation and other benefits under this Agreement shall cease, except as otherwise specifically provided in this Agreement to the contrary. For purposes of this Agreement, "disability" shall mean an illness, injury, or other physical or mental condition of the Employee occurring for a period of 120 consecutive days from commencement or occurrence after the date of this Agreement, which results in the Employee's inability to perform during such period substantially all of the full-time duties he performed in his capacity as the senior executive employee of Company immediately prior to the commencement or occurrence of such condition, as certified in writing by a medical doctor, selected by the Company, who is competent in the field of medicine to which such condition is related. In such event, the salary and bonus, if any, accrued to the date of termination shall be payable to the Employee pursuant to Section 3(c).

f)            Voluntary Termination. In the event Employee voluntarily terminates his employment, all subsequent compensation and other benefits under this Agreement shall cease and no accrued bonus shall be payable to the Employee pursuant to Section 3(c).

7)           SPECIFIC PERFORMANCE. In the event of a breach of this Agreement, any non-breaching party hereto may maintain an action for a specific performance against the other party hereto who is alleged to have breached any of the terms, conditions, representations, warranties or agreements herein contained and it is hereby further agreed that no objection to the form of action in any proceeding for specific performance of this Agreement shall be raised by any party hereto so that such specific performance of this Agreement may not be obtained by the aggrieved party. Notwithstanding anything contained in this Agreement to the contrary, the foregoing sentence shall not be construed to limit in any manner whatsoever any of the rights and remedies an aggrieved party may have by virtue of any breach of this Agreement.

8)           NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be delivered in person, in which event the notice shall be deemed effective when delivered, or by overnight delivery service providing documentation of receipt, or telexed or telecopied, in which event the notice shall be deemed to have been received on the next business day following delivery to such service or acknowledgment of receipt by recipient's telex or telecopy machine. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

i)	If to the Company:

American Safety Insurance Services, Inc.

Attn: General Counsel

1845 The Exchange

Atlanta, Georgia 30339

ii)	If to the Employee:

William Tepe

TBD

Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section.

9)              ARBITRATION. Upon agreement of the parties hereto at such time, any dispute or disagreement between the parties arising out of this Agreement may be submitted to and determined in binding arbitration in accordance with the Rules for Commercial Arbitration of the American Arbitration Association. All arbitration proceedings shall be conducted in Atlanta, Georgia.

The arbitration tribunal shall consist of three arbitrators, one each selected by Company and the Employee, and the third selected by the two selected arbitrators. If either Company or the Employee fails to select an arbitrator within thirty (30) days of receipt of a request for selection from the other party or from the American Arbitration Association, or if the arbitrators selected by Company and Employee shall be unable to agree on the selection of the third arbitrator within thirty (30) days of their selection, such arbitrator shall be appointed in accordance with the Rules for Commercial Arbitration of the American Arbitration Association. If any arbitrator shall fail to serve or shall be unable to discharge his or her duties, such arbitrator shall be replaced by the party appointing such arbitrator in the same manner of selection, or if the third arbitrator, in accordance with the above procedure, within thirty (30) days after request from either Company or the Employee.

The decision rendered by a majority of the members of the arbitration tribunal shall be final and binding upon the parties and may be entered as a judgment in, and enforced by, any court of competent jurisdiction. The prevailing party shall be entitled to recover from the other party all the costs and expenses of the prevailing party incurred in connection with the arbitration, including arbitration fees, reasonable out-of-pocket expenses, reasonable attorneys fees for services before and during the arbitration and any appeal or enforcement thereof. This arbitration provision shall survive the termination or expiration of this Agreement and shall not be extinguished thereby.

10)           CONFIDENTIALITY. During your employment with the Company, you may receive confidential, trade secret or proprietary information relating to the Company or such information, which is received by the Company in confidence from third parties (“Confidential Information”). For so long as you remain employed by the Company and for two years after you have returned to the Company all such confidential information, you agree to protect all confidential information and not to use or disclose any confidential information except as authorized by the Company. For the confidential information, which is also trade secret information under applicable law, you agree to protect such trade secrets for so long as such information remains a trade secret under applicable law and not to use or disclose such trade secrets except as authorized by the Company. Upon your termination from the Company, you agree not to retain any confidential information, including any copies existing in any form, and agree to return all such information to the Company on the Company’s request.

a)           Ownership of Work Product. All data, materials, inventions, designs, documentation, compositions, methods or any other works of authorship that are conceived, created or developed in whole or in part by you within the scope of your employment with the Company shall be work made for hire (“Work Product”). If: (i) any of the Work Product is not considered work made for hire; or (ii) ownership of all right, title and interest in and to the Work Product does not vest exclusively in the Company, then, without further consideration, You hereby assign all existing Work Product to the Company, and agree to assign, and hereby do assign automatically, all future Work Product to the Company. You agree to include in the Work Product that you develop for the Company only ideas, concepts, know-how, methodologies, processes, techniques and materials: (i) provided to you within the scope of your employment with the Company; or (ii) for which you have the unrestricted right to convey to the Company the rights described above.

b)           Exception for General Know-how. This Agreement shall not restrict you from using general ideas, concepts, know-how, methodologies, processes or techniques which are not unique or specific to the Company and which you retain as mental impressions, provided that in doing so you do not refer to copies of such information that are Confidential Information or Work Product and do not otherwise breach your obligations under this Agreement. This Section shall not apply to Confidential Information, which the Company receives in confidence from third parties.

c)           Non-Solicitation of Employees, Agents, Brokers or Producers. For so long as you remain employed by the Company, plus one year, you will not directly or indirectly on behalf of a business or enterprise that competes with ASI recruit, or attempt to recruit directly or by assisting others, any employee, agent, broker, or producer of ASI with whom you had contact during your employment for the purposes of encouraging or enticing said employee, agent, broker or producer to end his/her relationship with ASI.

d)           Non-solicitation of the Company’s Customers (Insureds). For so long as you remain employed by the Company, plus one year, you will not, directly or indirectly solicit or attempt to solicit any insureds ("Customers") of the Company for the purpose of providing any services competitive with the Company. This restriction shall apply only to customers of ASI with whom you had material contact during the last 12 months of your employment with ASI.

e)           Agreement Applies to Information Prior to Date of this Agreement. You and the Company agree that this Agreement applies to Confidential Information disclosed to you prior to the date this Agreement was signed, as well as to Work Product that you may have created while employed by the Company prior to the date this Agreement was signed.

11)	Miscellaneous.

a)           Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto with regard to the subject matter hereof, and supersedes all prior promises, representations, inducements, understandings and agreements between the parties, whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.

b)           Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including any corporation with which or into which any corporate party or any successor or subsidiary may be merged or which may succeed to its assets or business, although the obligations of the Employee are personal and may be performed only by such person.

c)           Headings. The headings or captions of this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

d)           Severability. The provisions of this Agreement are severable, and invalidity of any provision shall not affect the validity of any other provision.

e)           Governing Law and Venue. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Georgia, notwithstanding any state's choice of law rules to the contrary. Further, the parties hereto express and agree that any and all action concerning any dispute arising under this Agreement shall be filed and maintained only in a state or federal court sitting in the counties of Fulton or Cobb in the State of Georgia, and each party hereby consents and submits to the jurisdiction and venue of such state or federal court.

f)            Waiver. The waiver by a party of any breach of this Agreement by the other party shall not be effective unless in writing, and no such waiver shall operate or be construed as the waiver of the same or another breach on a subsequent occasion.

g)           Attorney’s Fees. In the event litigation shall be necessary to enforce, interpret, or rescind the provisions of this Agreement or relating to matters set forth herein, the prevailing party shall be entitled to recover from the adverse party, in addition to such other relief, the prevailing party's reasonable attorney's fees for services before trial, on trial, and on any appeal therefrom.

h)           Construction. This Agreement is the product of negotiation of and preparation by and among each party. Therefore, the parties acknowledge and agree that this Agreement shall not be deemed prepared or drafted by one party or the other and should be construed accordingly.

i)            Singular; Gender. Unless the content otherwise requires, whatever used in this Agreement, the singular shall also include the plural, the plural shall include the singular, and the masculine gender shall include the neuter and feminine gender, and vice versa.

j)            Counterparts. This Agreement may be executed in counterparts, all of which when taken together shall together constitute one and the same document.

k)           Recitals. The recitals set forth at the beginning of this Agreement are incorporated by reference in, and made part of, this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a sealed instrument as of November 14, 2005.

COMPANY:

AMERICAN SAFETY INSURANCE SERVICES, INC.

/S/STEPHEN R. CRIM

Stephen R. Crim

EMPLOYEE:

WILLIAM TEPE

/S/WILLIAM TEPE

William Tepe